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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT AUDITORS



      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the (i) 1995 Long-Term Stock Investment Plan; (ii) May 1996 Options; (iii) 1997 Equity Incentive Plan; and (iv) 1997 Non-Employee Director Stock Option Plan of our report dated October 25, 1996 (except Note 4 as to which the date is November 14, 1996) with respect to the consolidated financial statements of Unidigital Inc. included in its Annual Report (Form 10-KSB) for the year ended August 31, 1996 filed with the Securities and Exchange Commission.



                                                ERNST & YOUNG LLP


New York, New York
April 16, 1997